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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Genzyme Corporation for the registration of 2,064,438 shares of Genzyme General Division common stock and to the incorporation by reference therein of our report dated January 31, 2001, with respect to the financial statements of Focal, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Boston, Massachusetts
August 24, 2001